Exhibit No. 24.2
THE PROGRESSIVE CORPORATION
CERTIFIED COPY OF RESOLUTIONS
I. Debt Securities
RESOLVED: that the Company is hereby authorized to create, issue and sell in one or more underwritten public offerings or otherwise one or more series of notes, debentures or other form of debt securities (the “Debt Securities”), pursuant to one or more indentures as described below, such Debt Securities to be designated, to be issued and sold at such times, to be in such forms and in such principal amounts, to be for such terms, to be payable on such dates, to bear interest at such rates per annum and be payable at such times, and to have such other terms, provisions and conditions as may be determined and approved by any three or more of the members of a committee consisting of Jeffrey D. Kelly, Glenn M. Renwick, Brian C. Domeck, William M. Cody and Thomas A. King (the “Note Committee”) as provided below; provided, however, that the aggregate principal amount of all Debt Securities issued pursuant to these resolutions shall not exceed One Billion Two Hundred Million Dollars ($1,200,000,000.00); and
RESOLVED: that, subject to the foregoing limitation and notwithstanding anything to the contrary contained in the succeeding resolutions, the Note Committee shall have all requisite authority, for and on behalf of the Company, to establish the following terms, provisions and conditions with respect to the Debt Securities of any series and the issuance and sale thereof:
(i)	the types of Debt Securities to be issued and the titles and designations of the same;

(ii)	the time or times as of which each series of Debt Securities shall be issued and sold;

(iii)	the aggregate principal amount of each series of Debt Securities to be issued, subject to the aggregate limit set forth above;

(iv)	the identity of the managing or lead underwriter or underwriters, if any, in connection with any such sale of Debt Securities and the identity of the trustee or trustees of the indenture or indentures under which any such Debt Securities may be issued, as described below;

(v)	the prices at which the Debt Securities of each series are to be sold, the amount of any discounts to be given and/or commissions, fees or other sums to be paid to underwriters, trustees or others by the Company in conjunction therewith and the amount of fees to be paid by the Company in conjunction with any delayed delivery contracts;

(vi)	the maturity or maturities of each series of Debt Securities;

(vii)	the rate or rates of interest to be borne by each series of Debt Securities to be issued, which rate or rates may vary from time to time in accordance with a method or formula approved by the Note Committee;

(viii)	the date or dates on which such interest shall begin to accrue, the period or periods for which interest shall accrue, the date or dates on which such interest shall be payable, and the record date for the interest payable on any interest payment date;

(ix)	the period or periods within which, the price or prices at which, and the terms and conditions upon which each series of Debt Securities may be redeemed, in whole or in part, at the option of the Company;

(x)	the obligation, if any, of the Company to redeem or purchase any series of Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and terms and conditions upon which any series of Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(xi)	the extent to which Debt Securities of any series may be subordinate to any other series of Debt Securities or other debt securities or obligations of the Company, and the relative ranking or priority of the Debt Securities of any series in relation to any other series of Debt Securities or other securities or obligations of the Company;

(xii)	any right of the Company to defer payments of interest on the Debt Securities of any series, the conditions under which such deferrals may occur, the terms and conditions of any such deferral and the maximum duration of any such deferral;

(xiii)	any limitation on the source of funds for, or any other conditions for, payments on the Debt Securities of any series, including, without limitation:
•	whether, and the extent to which, the Company may pay interest on such Debt Securities only out of the net proceeds of new issuances of designated securities (which may include Common Shares, warrants or other rights to acquire Common Shares, preferred stock or other securities of the Company) in particular circumstances after the Company has exercised its right to defer payment of interest on such Debt Securities; and

•	whether the Company may repay, redeem or purchase the Debt Securities of any series only if the Company has received proceeds of specified replacement securities, including without limitation those having characteristics that are entitled to at least as much rating agency equity credit at the time of repayment, redemption or purchase as such Debt Securities;
(xiv)	any obligation of the Company to sell or use commercially reasonable efforts to sell designated securities (which may include Common Shares, warrants or other rights to acquire Common Shares, preferred stock or other securities of the Company) in amounts that generate proceeds sufficient to pay optionally deferred interest on the Debt Securities of any series;

(xv)	the denominations in which each series of Debt Securities shall be issuable;

(xvi)	if other than the principal amount thereof, the portion of the principal amount of each series of Debt Securities which shall be payable upon a declaration of acceleration of the maturity thereof;

(xvii)	the affirmative and negative covenants, if any, to be observed by the Company in conjunction with each series of Debt Securities;

(xviii)	the form of each series of Debt Securities;

(xix)	the authenticating or paying agents, transfer agents or registrars with respect to any series of Debt Securities; and

(xx)	such other terms, conditions and provisions relating to any series of Debt Securities as the Note Committee shall deem appropriate; and
RESOLVED: that the terms, provisions and conditions applicable to the Debt Securities of any series, and the sale thereof, shall be established by the Note Committee by and set forth in resolutions of such Committee and, if the Note Committee in its sole discretion shall direct, may be set forth in any indenture or supplemental indenture authorized hereinbelow; and
RESOLVED: that, in conjunction with the creation, issuance and sale of any series of Debt Securities, the President and the Treasurer of the Company be, and each of them with full power to act without the other is, hereby authorized and empowered to execute the Debt Securities (and, in addition, Debt Securities to replace lost, stolen, mutilated or destroyed Debt Securities and Debt Securities, if any, required for exchange, all as provided in the applicable Indenture), such execution to be in the name and on behalf of the Company and under its corporate seal attested by any Vice President, the Secretary or an Assistant Secretary of the Company, with each series of such Debt Securities to be in such form and to contain such terms, provisions and conditions as may be approved by the Note Committee, to deliver such Debt Securities to the Trustee for authentication and delivery pursuant to the applicable Indenture and to otherwise cause the issuance, sale, authentication and delivery of the Debt Securities; and
RESOLVED: that the signatures of the officers of the Company so authorized to execute the Debt Securities may, but need not be, the facsimile signatures of such authorized officers imprinted or otherwise reproduced thereon, the Company for such purpose hereby adopting each such facsimile signature as binding upon it, notwithstanding the fact that at the time any Debt Security shall be authenticated and delivered or disposed of the officer or officers so signing shall have ceased to be such authorized officer or officers; and
II. Registration Statements
RESOLVED: that the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file or cause to be executed and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), one or more Registration Statements on Form S-3, or such other available form or forms as may be approved by any of such officers, (including one or more prospectuses, prospectus supplements, pricing supplements, all exhibits and other documents relating thereto), (collectively, the “Registration Statement”) with respect to the Debt Securities to be sold in one or more series by the Company to or through such underwriter(s) or other purchasers as the Note Committee may select, on a delayed or continuous basis pursuant to Rule 415 under the Act or otherwise; and
RESOLVED: that the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to prepare or cause to be prepared and to execute or cause to be executed such amendments (including post-effective amendments) and supplements to the Registration Statement as they, or any of them, may deem necessary or desirable, or as may be required by the Commission; to cause such amendments and supplements, when duly executed (if required), to be filed with the Commission; to qualify the Indentures, as hereinafter defined, including any and all amendments and supplements thereto, under the Trust Indenture Act of 1939, as amended; and to do all such other acts and things and to execute and deliver all such other documents as they, or any of them, may deem necessary or desirable in order to cause the Registration Statement to comply with the Act and the rules and regulations promulgated by the Commission thereunder (the “Rules and Regulations”), and to become effective under the Act and the Rules and Regulations; and
RESOLVED: that when the registration of the Debt Securities pursuant to the Registration Statement has become effective with the Commission, the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and directed, for and on behalf of the Company, to execute, deliver and file any and all documents, and to do any and all acts and things, as may be necessary or proper in connection with the issuance and/or sale of the Debt Securities as herein above authorized; and
RESOLVED: that Charles E. Jarrett, or such other individual as shall hereafter be named by the Note Committee and designated to the Commission in his stead, is hereby named as the person authorized to receive service of all notices, orders, communications and other documents which may be issued or sent by the Commission in connection with the Registration Statement and any and all amendments and supplements thereto, with all the powers consequent upon such designation under the Rules and Regulations; and
RESOLVED: that any director or officer of the Company required by law or authorized herein to affix his or her signature to the Registration Statement, and any and all amendments and supplements thereto, may affix his or her signature personally, or by any attorney-in-fact duly constituted in writing by said director or officer to sign his or her name thereto; and
RESOLVED: that Jeffrey W. Basch, David M. Coffey, Brian C. Domeck, Suzanne K. Hanselman, Charles E. Jarrett, R. Steven Kestner, Thomas A. King, Glenn M. Renwick and Dane A. Shrallow be, and each of them hereby is, appointed as the attorney-in-fact and agent of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign, attest and file the Registration Statement, and any and all amendments or supplements thereto and any and all applications or other documents to be filed with the Commission in connection therewith and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance and sale of Debt Securities, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys and agents or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the President, any Vice President, the Treasurer and the Secretary be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver a Power of Attorney evidencing the foregoing appointment; and
RESOLVED: that Jeffrey W. Basch, David M. Coffey, Brian C. Domeck, Suzanne K. Hanselman, Charles E. Jarrett, R. Steven Kestner, Thomas A. King, Glenn M. Renwick and Dane A. Shrallow be, and each of them with full power to act without the others is, hereby authorized to sign the Registration Statement, and any and all amendments and supplements to the Registration Statement, on behalf of and as attorneys-in-fact for the principal executive officer, principal accounting officer, principal financial officer or any other officer of the Company, including, without limitation, the President, any Vice President, the Treasurer and the Secretary, and on behalf of and as attorneys-in-fact for each director of the Company; and
RESOLVED: that each of the officers of the Company and its attorneys-in-fact, Jeffrey W. Basch, David M. Coffey, Brian C. Domeck, Suzanne K. Hanselman, Charles E.

Jarrett, R. Steven Kestner, Thomas A. King, Glenn M. Renwick and Dane A. Shrallow, be, and each of them with full power to act without the others is, hereby authorized to appear on behalf of the Company before the Commission in connection with any matters relating to the Registration Statement, and all amendments or supplements thereto, or the issuance and sale of any series of Debt Securities; and
III. Indentures
RESOLVED: that the Debt Securities of any series issued pursuant to the authority granted hereunder shall be issued pursuant to, and shall in all respects be subject to all of the terms, provisions and conditions of, one or more indentures to be entered between the Company and such trustee or trustees as the Note Committee shall designate or approve (the “Trustee”) (such indenture or indentures are referred to herein individually as the “Indenture” and collectively as the “Indentures”), such Indenture or Indentures to be in such form and to contain such terms and conditions as the officers named below, or any of them, shall approve; and
RESOLVED: that, with respect to each series of Debt Securities, the President, any Vice President, the Treasurer and the Secretary be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and deliver an Indenture, and any and all supplemental indentures and amendments thereto, or to amend such Indenture or any supplemental indentures thereto, such Indenture, supplemental indentures or amendments to be in such form or forms as any of the foregoing officers shall approve and may set forth, among other things, the terms and conditions upon which (i) the Debt Securities are to be authenticated, issued and delivered; (ii) principal of, premium, if any, and interest on the Debt Securities are to be paid; and (iii) the Debt Securities may be called or redeemed, and such other and further provisions as shall be authorized or approved, as herein provided; and
RESOLVED: that the Note Committee is hereby authorized and empowered to (i) select and appoint the trustee under any such Indenture, and the person or persons who will serve as paying agent and registrar or co-registrars of the Debt Securities of any series under each Indenture, and (ii) select the offices or agencies of the Company where Debt Securities of any series may be presented for payment and where legal process, notices and demands to or upon the Company with respect to any Indenture or the Debt Securities of any series may be served, given or made, and select the offices or agencies of the Company where the Debt Securities of any series may be presented for registration, transfer and exchange; and that the execution and delivery of any Indenture or other instrument providing for the appointment of, or appointing, any such trustee, paying agent, registrar or co-registrar and/or specifying any such office or agency, by any officer or officers, shall be conclusive evidence of all requisite approvals by the Company; and
RESOLVED: that the officers of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered to do and perform all such acts and things and to execute and deliver, in the name of the Company or otherwise and on behalf of the Company, any and all such certificates, instruments, documents, reports and statements as may be required by or otherwise provided for under any such Indenture, any supplemental indenture or the Debt Securities of any series, or as shall otherwise be necessary or desirable, in order to ensure the Company’s continued compliance with all the provisions and requirements of each such Indenture or supplemental indenture and the Debt Securities, to effect the issuance and sale of the Debt Securities and to carry out the terms and provisions of the Debt Securities and each such Indenture or supplemental indenture; and
IV. Selling Arrangements
RESOLVED: that the Company be, and it hereby is, authorized to sell all or any portion of the Debt Securities of any series to or through one or more underwriters, as selected by the Note Committee, acting alone or together or as representatives of a group of underwriters, and/or to sell all or a portion of the Debt Securities directly to other purchasers or through agents or dealers, with all such sales to be made pursuant to one or more underwriting, purchase and/or delayed delivery agreements (the “Selling Documents”); and
RESOLVED: that, in conjunction with each sale of Debt Securities by the Company, the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized to execute, in the name and on behalf of the Company, one or more Selling Documents providing for the sale by the Company of all or a portion of the Debt Securities, with each such Selling Document to be executed at such time and in such number of counterparts and to be in such form and contain such terms, provisions and conditions as may be approved by the officer or officers of the Company executing the same, the execution of any such Selling Document by any such officer or officers to be conclusive evidence of all requisite approvals, and to cause the delivery of each Selling Document to be made at such time as may be approved by the officer or officers executing the same; and
V. New York Stock Exchange Listing; Securities Exchange Act of 1934
RESOLVED: that the Company is hereby authorized to make one or more applications to the New York Stock Exchange, Inc. for the listing of one or more series of Debt Securities on said Exchange, upon official notice of issuance and satisfactory evidence of distribution, and that the officers of the Company and its attorneys-in-fact, Jeffrey W. Basch, David M. Coffey, Brian C. Domeck, Suzanne K. Hanselman, Charles E. Jarrett, R. Steven Kestner, Thomas A. King, Glenn M. Renwick and Dane A. Shrallow be, and each of them with full power to act without the others is, hereby authorized, at such times as the Note Committee may direct, to make application for such listing and, in connection therewith, to execute, in the name and on behalf of the Company, and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements and other instruments and documents as shall be necessary or desirable to accomplish such listing, with authority to make such changes in any such listing application or other documents and in any agreements that may be made in connection therewith as, in his or her discretion, may be necessary to comply with the requirements for or to otherwise obtain such listing; and that such officers and attorneys be, and each of them with full power to act without the others is, hereby authorized to appear on behalf of the Company before the appropriate committee or body of the New York Stock Exchange, Inc., as such appearance may be required; and
RESOLVED: that in consideration of the New York Stock Exchange, Inc. not interposing any objection to the Company’s employing the facsimile signatures of any one or more of its duly authorized officers in connection with the execution of the Debt Securities in the name and on behalf of the Company, the Company on behalf of itself, its successors and assigns, covenants and agrees that every innocent purchaser for value of any instrument which has been prepared by such printer or engraver as shall be approved in writing by the President, any Vice President, Treasurer or Secretary, in the form authorized by the Company for the Debt Securities and which bears the facsimile signatures of said duly authorized officers, or facsimile signatures resembling or purporting to be such facsimile signatures, and which has been manually authenticated by an authorized officer of the Trustee, may rely upon such facsimile signatures or any such facsimile signatures resembling or purporting to be such facsimile signatures, regardless of by whom or by what means the same may have been imprinted on said instrument and that any such facsimile signatures or any such facsimile signatures so relied on shall be as valid, effectual, conclusive and binding for all purposes upon the Company as if the same had in fact been executed manually for and on behalf of the Company by its proper officers thereunto duly authorized, and the Company hereby covenants and agrees to indemnify and hold harmless the New York Stock Exchange, Inc., its directors, officers, employees and its subsidiary companies and every such innocent purchaser for value from and against any and all loss, liability, claim, damages or expense, including costs, disbursements and counsel fees, arising out of any act done in reliance upon the authenticity of any such facsimile signatures when imprinted and authenticated as aforesaid; and that the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others hereby is, authorized and directed to execute and deliver to the New York Stock Exchange, Inc. an Indemnity Agreement to substantially the foregoing effect; and
RESOLVED: that the Company is hereby authorized to make one or more applications to the Commission for the registration of any series of Debt Securities under the Securities Exchange Act of 1934, as amended (“Exchange Act”); and that the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, at such times as to them shall seem advisable, to execute and file or deliver any and all such applications and other instruments and documents as shall be necessary to effect such registration; and
RESOLVED: that the President, any Vice President, the Treasurer and the Secretary of the Company and its attorneys-in-fact, Jeffrey W. Basch, David M. Coffey, Brian C. Domeck, Suzanne K. Hanselman, Charles E. Jarrett, R. Steven Kestner, Thomas A. King, Glenn M. Renwick and Dane A. Shrallow be, and each of them with full power to act without the others is, hereby authorized to appear on behalf of the Company before the

Commission in connection with any matter relating to the registration of any series of the Debt Securities under the Securities Exchange Act of 1934, as amended; and
VI. Blue Sky Qualification
RESOLVED: that the Debt Securities be qualified or registered for sale in various jurisdictions, if and to the extent necessary to lawfully effect such sale; that the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said officer or officers may deem advisable; that each of said officers, with full power to act without the others, be and hereby is authorized to perform on behalf of the Company any and all such acts that he or she may deem necessary or advisable in order to comply with the applicable laws, regulations and other requirements of such jurisdictions in order to obtain a permit to issue and sell such Debt Securities, or to register or qualify such Debt Securities for issuance or sale therein or to secure an appropriate exemption from such registration or qualification or to obtain a license for the Company as a dealer or broker under the securities laws of such jurisdictions as any such officer or officers may deem advisable, and, in connection therewith, to execute, acknowledge, verify, deliver, publish and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, issuer’s covenants, irrevocable consents to appointments of attorneys for service of process, powers of attorney and other papers and instruments, and to take any and all further action, which they, or any of them, may deem necessary or advisable in order to obtain or maintain such permit, registration, qualification, exemption or license in effect for as long as they may deem to be in the best interests of the Company or as required by law; and the execution by any such officer or officers of any such papers or documents or the doing by any of them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and
RESOLVED: that any partners or officers of any of the underwriters licensed in California as a broker-dealer be, and each such partner or officer hereby is, authorized for and on behalf of the Company to execute any necessary application for the registration or qualification of any Debt Securities under the securities laws of the State of California; and
RESOLVED: that the Company hereby adopts the form of any and all resolutions required by any state authority in connection with any such applications, reports, surety bonds, issuer’s covenants, irrevocable consents to and appointments of attorneys for service of process, powers of attorney and other papers and instruments, if (1) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (2) the Secretary of the Company evidences such adoption by filing with the minutes of the Company copies of such resolutions, which shall thereupon be deemed to be adopted by the Company and incorporated into this resolution with the same force and effect as if expressly contained herein, and that the officer or officers of the Company take any and all further action which they or any of them may deem necessary or advisable in order to maintain such registration or qualification for sale, permits, exemptions or licenses in various jurisdictions in effect for as long as they may deem to be in the best interests of the Company; and
VII. Miscellaneous
RESOLVED: that for the purposes of generating proceeds necessary to fund the payment of any deferred interest on the initial series of Debt Securities issued pursuant to these resolutions, the Company hereby reserves a number of its Common Shares equal to the sum of (1) 150 million Common Shares, (2) the number of Common Shares repurchased by the Company after the date of the issuance of such Debt Securities and (3) the number of additional Common Shares authorized by a vote of the shareholders of the Company taken after the date of the issuance of such Debt Securities that are not expressly reserved for other purposes permitted under the terms of such Debt Securities or the Indenture, including any supplemental indenture, pursuant to which such Debt Securities are issued; provided, however, that the total number of Common Shares reserved pursuant to this resolution shall not exceed 250 million Common Shares.
RESOLVED: that the Company execute and deliver a document pursuant to which the Company covenants and agrees, for the benefit of the holders of any series of debt securities (other than the Debt Securities authorized hereunder) issued by the Company, as designated by the Chief Financial Officer or the Chief Investment Officer from time to time and whether now or hereafter outstanding, that, prior to such date or dates as shall be set forth in such document, the Company shall repay, redeem or purchase Debt Securities of any series authorized hereunder, in whole or in part, with the proceeds of the Company’s Common Shares or certain “qualifying warrants” or “replacement capital securities”, in such form and on such terms and conditions as may be approved by the Chief Financial Officer or Chief Investment Officer, and that the President, any Vice President, the Treasurer and the Secretary are, and each of them with full power to act without the other is, hereby authorized and empowered, for and on behalf of the Company, to execute and deliver any such document and to file any such document with the Commission on a Current Report on Form 8-K or other available report under the Exchange Act; and
RESOLVED: that, in addition to the authority granted by these resolutions to certain officers and other individuals to act on behalf of the Company, the President, any Vice President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized to fix, modify, amend and add to such terms, conditions and provisions of the Debt Securities, the Indentures (including any amendments and supplemental indentures thereto), any underwriting, sales or delayed delivery agreements and other documents, and to authorize the execution and delivery of such other documents and the taking of such other actions (including filings with all necessary governmental or regulatory agencies), as any of such officers may deem necessary or desirable to effectuate the issuance and sale of the Debt Securities as contemplated in the foregoing resolutions; and

RESOLVED: that the Board of Directors of the Company hereby adopts and incorporates by reference herein any form of specific resolution to carry into effect the purpose and intent of the foregoing resolutions, or covering authority included in matters authorized in the foregoing resolutions, including forms of resolutions in connection therewith that may be required by the Commission, the National Association of Securities Dealers, Inc., the New York Stock Exchange, Inc., the Depository Trust Company and any state, institution, person or agency, if in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable, and the Secretary of the Company is hereby directed to insert a copy thereof in the minute book of the Company following the minutes of this meeting and certify the same as having been duly adopted thereby; and
RESOLVED: that any and all actions heretofore or hereafter taken by any officer or officers of the Company within the terms of the foregoing resolutions be and are hereby ratified and confirmed as the acts and deeds of the Company; and
RESOLVED: that the officers of the Company be, and each of them with full power to act without the others is, hereby authorized and directed to pay such fees and expenses and to execute and deliver such agreements, instruments and documents and to do all such other acts and things as they, or any of them, shall deem necessary or advisable to effectuate the transactions provided for herein in accordance with the purposes and intent of the foregoing resolutions.

I, Charles E. Jarrett, do hereby certify that I am the duly elected, qualified and acting Secretary of The Progressive Corporation, an Ohio corporation (the “Company”); that I have custody of the official records of the Company; and that the foregoing is a true, correct, and complete copy of the resolutions duly adopted as of the 13th day of June, 2007, at a Meeting of the Board of Directors of the Company; and that said resolutions are valid and binding, and have not been amended, modified or rescinded, and are in full force and effect on the date hereof.
IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary and affixed the seal of the Company on the 15th day of June, 2007.

/s/ Charles E. Jarrett

Seal	Charles E. Jarrett